Exhibit 5.1
August 2, 2012

Microchip Technology Incorporated
2355 West Chandler Boulevard
Chandler, AZ 85224

Re:
Registration Statement on Form S‑8 for Issuance of Common Stock under the Standard Microsystems Corporation 2002 Inducement Stock Option Plan, 2003 Inducement Stock Option Plan, 2004 Inducement Stock Option Plan, 2005 Inducement Stock Option and Restricted Stock Plan and 2009 Long Term Incentive Plan and the Microchip Technology Incorporated 2012 Inducement Award Plan

Ladies and Gentlemen:
We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of 1,075 shares of your Common Stock that are subject to currently outstanding options under the Standard Microsystems Corporation (“SMSC”) 2002 Inducement Stock Option Plan, 4,077 shares of your Common Stock that are subject to currently outstanding options under the SMSC 2003 Inducement Stock Option Plan, 18,140 shares of your Common Stock that are subject to currently outstanding options under the SMSC 2004 Inducement Stock Option Plan, 96,938 shares of your Common Stock that are subject to currently outstanding stock option awards and restricted stock under the SMSC 2005 Inducement Stock Option and Restricted Stock Plan, 790,098 shares of your Common Stock that are subject to currently outstanding option awards and restricted stock units under the SMSC 2009 Long Term Incentive Plan, and 440,422 shares of your Common Stock to be issued under your 2012 Inducement Award Plan. Such shares of Common Stock are referred to herein as the “Shares,” and such plans are referred to herein as the “Plans.” As your counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.
It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plans and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, will be legally and validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, and any amendments thereto.
Very truly yours,
/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation